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Exhibit 23(a)
Consent of Independent Accountants



                       INDEPENDENT CO-AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of Teleglobe Inc. of the Auditors' report co-signed by Raymond Chabot Grant Thornton and Arthur Andersen & Cie dated February 8, 1999, which appears on page 38 of Teleglobe's 1998 Annual Report to Shareholders included in Teleglobe's Currnet Report on Form 40-F dated May 25, 1999.



Raymond Chabot Grant Thornton
Date



Arthur Andersen & Cie
Date